UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

April 15, 2026

Date of Report

(Date of earliest event reported)

SUMISHO AIR LEASE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35121	27-1840403
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Avenue of the Stars, Suite 1000N
Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 553-0555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock*	AL	New York Stock Exchange*
3.700% Medium-Term Notes, Series A, due April 15, 2030	AL30	New York Stock Exchange*

*

On April 8, 2026, the New York Stock Exchange filed a Form 25 with the Securities and Exchange Commission to delist the registrant’s Class A Common Stock and 3.700% Medium-Term Notes, Series A, due April 15, 2030. The delisting will become effective on April 18, 2026.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2026, the Board of Directors (the “Board”) of Sumisho Air Lease Corporation (the “Company”) approved and adopted the 2026 Sumisho Air Lease Corporation Annual Cash Bonus Plan (the “Plan”), effective April 15, 2026, which replaces the Company’s 2025 Air Lease Corporation Annual Cash Bonus Plan.

The purpose of the Plan is to provide annual cash awards (“Incentive Awards”) to certain officers of the Company that recognize and reward the achievement of individual and corporate performance goals. All officers of the Company and its subsidiaries are generally eligible to participate in the Plan, but only if designated by the Board in its sole discretion (each, a “Participant”). The following brief description of the key terms of the Plan is qualified in its entirety by reference to the Plan, filed as Exhibit 10.1 hereto, and incorporated herein by reference, and capitalized terms not defined in this summary have the meaning set forth in the Plan.

•

The Plan will be administered by the Board, provided that the Board may authorize one or more officers to perform any or all acts that the Board is authorized to perform under the Plan in accordance with the terms of the Plan, except that no member of the Board may participate in determinations with respect to his or her own participation in the Plan, other than to the extent that the determination relates to Participants more generally (such as setting performance goals or determining performance with respect to such goals).

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Participants have the opportunity to receive a cash payment subject to the terms and conditions of the Plan and the attainment of performance goals. The performance period will be the Company’s fiscal year, unless otherwise determined by the Board (provided that the 2026 performance period will be from April 1, 2026 to December 31, 2026). A Participant’s Incentive Award will be based on a specified percentage, as determined by the Board, of Participant’s annual base salary; provided that the Board will retain discretion, on such basis as it deems appropriate, to reduce or increase the amount of such Incentive Award or to decline to make any one or more Incentive Awards.

•

As soon as practicable after the end of the performance period, the Board will determine the amount of the Incentive Award to be paid to each Participant, based on the attainment of the performance goals as determined by the Board in its sole discretion. The Board will adjust the performance goals and other provisions applicable to Incentive Awards to the extent, if any, it determines that the adjustment is necessary or advisable to preserve the intended incentives and benefits as provided by the terms of the Plan. A Participant’s Incentive Award may be prorated in certain circumstances as provided by the terms of the Plan, unless otherwise determined by the Board.

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Payments will be made as soon as reasonably practicable after determination of the amounts of the Incentive Awards by the Board. Payment of an Incentive Award to a Participant will be conditioned upon a Participant’s employment by the Company on the payment date of such Incentive Award, except as set forth below.

•

To the extent that a Participant is entitled to any additional (or greater) Incentive Award payment in connection with any termination of employment pursuant to the terms of an individual agreement, the terms of such agreement will apply to the Participant’s Incentive Award. In all other cases, a Participant will be entitled to a pro-rated Incentive Award, in an amount, if any, as provided under the terms of the Plan, in the event of termination of employment by reason of death, Disability, Retirement, or by the Company without Cause, and, within twenty-four (24) months following a Change in Control, upon a termination for Good Reason.

•

The Board may at any time, with or without notice, terminate, suspend or modify, in whole or in part, the Plan prospectively or retroactively, without notice or obligation for any reason (subject to certain limitations).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Sumisho Air Lease Corporation Annual 2026 Cash Bonus Plan.

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUMISHO AIR LEASE CORPORATION

Date: April 17, 2026	/s/ Noriyuki Hiruta
Noriyuki Hiruta
Chief Executive Officer, President and Secretary

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